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                                 EXHIBIT 11
                           BEAZER HOMES USA, INC.
               STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
              (Dollars in thousands, except per share amounts)

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                                                                                        YEAR ENDED
                                                                                      SEPTEMBER 30,
                                                                                  ----------------------
                                                                                     1997        1996
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Primary:
  Earnings
     Net income.................................................................  $   11,189  $   18,266
     Less: Dividends on preferred shares (a)....................................       4,000       4,000
     Net income applicable to common shares.....................................  $    7,189  $   14,266
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 Shares
     Weighted average number of unrestricted common shares outstanding..........   6,088,195   6,374,961
     Weighted average number of restricted common shares outstanding, net.......     141,720      98,809
     Dilutive effect of outstanding options as determined by the application of
     the treasury stock method..................................................      44,335       1,397
                                                                                  ----------  ----------
     Weighted average number of shares outstanding, as adjusted.................   6,274,250   6,475,167
                                                                                  ----------  ----------
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  Primary net income per share..................................................  $     1.15  $     2.20
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Fully-diluted:
  Earnings
    Net income..................................................................  $   11,189  $   18,266
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Shares

     Weighted average number of unrestricted common shares outstanding..........   6,088,195   6,374,961

     Weighted average number of restricted common shares outstanding, net.......     141,720      98,807

     Dilutive effect of outstanding options as determined by the application of the
      treasury stock method.....................................................      44,335       1,397

     Assumed conversion of preferred stock (a)..................................   2,624,672   2,624,672
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     Weighted average number of shares outstanding, as adjusted.................   8,898,922   9,099,837
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Net income per share assuming full dilution.....................................  $     1.26(b) $   2.01
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(a) The Company's Series A Cumulative Convertible Exchangeable Preferred Stock
    (2,000,000 shares of $50,000,000 aggregate liquidation preference, convertible into 2,624,672 shares of common stock), issued in August 1995.

(b) This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an anti-dilutive result.